EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mid Penn Bancorp, Inc.

Millersburg, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-197024 and 333-170833), Form S-3 (No. 333-156759), Form S-3D (No. 333-128958), and Form S-3/A (No. 333-39341) of Mid Penn Bancorp, Inc. of our report dated March 17, 2016, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Harrisburg, Pennsylvania
March 17, 2016